UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2004

Lone Star Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12881	75-2085454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15660 North Dallas Parkway Suite 500 Dallas, Texas 75248
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (972) 770-6401

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 21, 2004, the board of directors of Lone Star Technologies, Inc. (the “Company”) amended and restated the Company’s bylaws (the “bylaws” and, as amended and restated, the “amended and restated bylaws”). The amended and restated bylaws became effective as of such date.

The amended and restated bylaws now require that a stockholder nominating a candidate for director must submit such nomination to the Company not later than 120 days in advance of the annual stockholders meeting.  Previously, the bylaws required that a stockholder submit a nomination for director not later than 60 days in advance of the annual meeting.

The bylaws were also amended to provide that stockholder proposals with respect to business to be brought before any annual stockholders meeting occurring in 2005 or thereafter must be received by the Secretary of the Company at the Company’s principal executive offices not less than 120 days before the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders.  Previously, the bylaws made no provision for such stockholder proposals.

The foregoing description is a brief summary of the provisions adopted or changed by the amended and restated bylaws. This summary is not intended to be complete, and is qualified in its entirety by reference to the Company’s Amended and Restated Bylaws included as Exhibit 3.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Lone Star Technologies, Inc., as amended and restated on September 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE STAR TECHNOLOGIES, INC.

/s/ ROBERT F. SPEARS
Robert F. Spears,
Vice President, General Counsel and Secretary

Date: September 24, 2004

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Lone Star Technologies, Inc., as amended and restated on September 21, 2004.